Exhibit 23.1

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-130080) pertaining to the 2004 Stock Option Plan of Ayala Pharmaceuticals, Inc. (f/k/a Advaxis, Inc.);

(2) Registration Statement (Form S-8 No. 333-193007) pertaining to the 2005 Stock Option Plan, the Amended and Restated 2009 Stock Option Plan, the 2011 Omnibus Incentive Plan and the 2011 Employee Stock Purchase Plan of Ayala Pharmaceuticals, Inc. (f/k/a Advaxis, Inc.);

(3) Registration Statement Form S-8 No. 333-197465) pertaining to the 2011 Omnibus Incentive Plan, as amended of Ayala Pharmaceuticals, Inc. (f/k/a Advaxis, Inc.);

(4) Registration Statement (Form S-8 No. 333-204939) pertaining to the 2015 Incentive Plan of Ayala Pharmaceuticals, Inc. (f/k/a Advaxis, Inc.);

(5) Registration Statement (Form S-8 No. 333-210285) pertaining to the 2015 Incentive Plan of Ayala Pharmaceuticals, Inc. (f/k/a Advaxis, Inc.);

(6) Registration Statement (Form S-8 No. 333-217218) pertaining to the 2015 Incentive Plan and the 2011 Employee Stock Purchase Plan of Ayala Pharmaceuticals, Inc. (f/k/a Advaxis, Inc.);

7) Registration Statement (Form S-8 No. 333-222483) pertaining to the 2015 Incentive Plan and the 2011 Employee Stock Purchase Plan of Ayala Pharmaceuticals, Inc. (f/k/a Advaxis, Inc.);

8) Registration Statement (Form S-8 No. 333-223851) pertaining to the 2018 Employee Stock Purchase Plan of Ayala Pharmaceuticals, Inc. (f/k/a Advaxis, Inc.); and

(9) Registration Statement (Form S-8 No. 333-239469) pertaining to the 2015 Incentive Plan of Ayala Pharmaceuticals, Inc. (f/k/a Advaxis, Inc.)

and to the inclusion of our report dated March 31, 2023 (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), with respect to the consolidated financial statements of Old Ayala, Inc. for the years ended December 31, 2022, included in this Amendment No. 1 to Current Report on Form 8-K.

KOST FORER GABBAY AND KASIERER
A member firm of Ernst & Young Global

Tel Aviv, Israel

April 6, 2023